As filed with the Securities and Exchange Commission on April 30, 2010
Registration No.  333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ASPENBIO PHARMA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado	84-1553387
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1585 South Perry
Castle Rock, Colorado
(303) 794-2000
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey McGonegal
Chief Financial Officer
 1585 South Perry
Castle Rock, Colorado
(303) 794-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Mary J. Mullany, Esquire
Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103
(215) 665-8500

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333−159249

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee
Common stock, no par value
Warrants
Total			$2,247,300	$161

(1)
There are being registered hereunder such indeterminate number of shares of common stock of AspenBio Pharma, Inc. (“AspenBio”) and such indeterminate number of warrants to purchase common stock of AspenBio as shall have an aggregate initial offering price not to exceed $2,247,300 or the equivalent thereof in one or more currencies.

(2)
Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. of Form S-3. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the securities.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee required pursuant to Rule 457(o) thereof, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities listed.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3. This Registration Statement relates to the shelf registration statement on Form S-3 (File Number 333−159249)(the “Prior Registration Statement”) declared effective on June 4, 2009 by the Commission, and is being filed for the purpose of registering up to $2,247,300 additional aggregate dollar amount of shares of the Registrant’s common stock and warrants to purchase the Registrant’s common stock, together or separately, in one or more offerings, in amounts, at prices and on terms that the Registrant will determine at the time of the offering and which will be set forth in a prospectus supplement, which may also add, update or change information contained in this prospectus. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Castle Rock, State of Colorado, on this 30th day of April, 2010.

ASPENBIO PHARMA, INC.

By:	/s/ Stephen T. Lundy
Chief Executive Officer

By:	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/Stephen T. Lundy	Chief Executive Officer	April 30, 2010
Stephen T. Lundy

/s/ Jeffrey G. McGonegal	Chief Financial Officer	April 30, 2010
Jeffrey G. McGonegal

*	Vice Chairman, Vice President and Director	April 30, 2010
Gregory Pusey

*	Director	April 30, 2010
Gail S. Schoettler

*	Director	April 30, 2010
Douglas I. Hepler

*	Director	April 30, 2010
David E. Welch

*	Director	April 30, 2010
Mark J. Ratain, M.D.

*	Director	April 30, 2010
Michael R. Merson

*	Director	April 30, 2010
John H. Landon

* By	/s/ Jeffrey G. McGonegal	April 30, 2010
Jeffrey G. McGonegal Attorney-in-Fact

EXHIBIT INDEX

5.1	Opinion of Ballard Spahr LLP

23.1	Consent of GHP Horwath, P.C., Independent Registered Public Accounting Firm

23.2	Consent of Ballard Spahr LLP (Included in Exhibit 5.1)

24.1(1)	Power of Attorney

(1)
Previously filed on the signature page to the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-159249), originally filed with the Securities and Exchange Commission on May 14, 2009, and incorporated by reference herein.